EXHIBIT 3.4

                                STATE OF DELAWARE
                            CERTIFICATE OF CORRECTION

                                FILED TO CORRECT
                   A CERTAIN ERROR IN THE AMENDED AND RESTATED
               CERTIFICATE OF INCORPORATION OF NOVACON CORPORATION
                  FILED IN THE OFFICE OF THE SECRETARY OF STATE
                          OF DELAWARE ON JUNE 17, 2002


NVCN Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

1.       The name of the corporation is NVCN Corporation.

2. That an Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on June 17, 2002.

3. The inaccuracy or defect of said Certificate to be corrected is as follows:

                           Article 5 of f the Certificate needs to be amended to read that the Common Stock and any fraction of a share will be rounded up to the nearest whole.

4.       Article 5 of the Certificate is corrected to read as follows:

         Effective upon the filing of this Restated and Amended Certificate of Incorporation with the Delaware Secretary of State (the "Effective Time"), each share of Common Stock outstanding shall be reclassified and combined into a lesser number of shares of Common Stock at a ratio of 12:1, such that each twelve shares of Common Stock issued and outstanding shall become one share of Common Stock and any fraction of a share will be rounded up to the nearest whole said action having been approved by the Board of Directors and Shareholders of the company on February 14, 2001.

IN WITNESS WHEREOF, said Certificate of Correction Filed to Correct a Certain Error in the Amended and Restated Certificate of Incorporation of Novacon Corporation Filed in the Office of the Secretary of State of Delaware on June 17, 2002 has caused this Certificate to by signed by Gary Borglund, an authorized officer, this 1st day of July, 2002.


                                                    By: /s/  Gary Borglund
                                                        ------------------------
                                                        Gary Borglund, President